Exhibit 10.3

CLOSING ESCROW AGREEMENT

THIS CLOSING ESCROW AGREEMENT, dated May 14, 2007 (“Escrow Agreement”), is entered into by and between Intra-Asia Entertainment Corporation, a Nevada corporation (the "Company"), the selling stockholders identified on the signature pages hereto (each a “Selling Stockholder” and collectively, the “Selling Stockholders”), Antaeus Capital, Inc. (the “Placement Agent”) and Thelen Reid Brown Raysman & Steiner LLP (the "Escrow Agent").

WHEREAS, concurrently herewith the Company, the Selling Stockholders and Investors are entering into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which each Investor (as defined therein) has agreed to purchase from the Company, and the Company has agreed to sell to each Investor, the number of Shares and each Investor has agreed to purchase from the Selling Stockholders, and the Selling Stockholders have agreed to sell to each Investor, the number of Selling Stockholder Shares identified therein (capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, the Company, the Selling Stockholders and the Investors have agreed to establish an escrow on the terms and conditions set forth in this Escrow Agreement; and

WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties outlined herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Proceeds to be Escrowed. A copy of the Purchase Agreement is attached as Exhibit A. All amounts provided by the Investors in connection with their acquisition of the Securities as set forth in the Purchase Agreement shall be deposited directly with the Escrow Agent in immediately available funds by federal wire transfer, such funds being referred to herein as the “Escrow Funds.” The Escrow Funds shall be retained in escrow by the Escrow Agent in a separate account and invested as stated below.

2. Identity of Investors. Concurrent with the execution of the Escrow Agreement, the Company shall furnish to the Escrow Agent the information comprising the identity of the Investors in the format set forth in the “List of Investors” attached as Exhibit B, or in an electronic spreadsheet format with the same information. All Escrow Funds shall remain the property of the Investors and shall not be subject to any liens or charges by the Company or the Escrow Agent or judgments or creditors' claims against the Company, until released to the Company as hereinafter provided. Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent. The Company and the Escrow Agent will treat all Investor information as confidential.

3. Disbursement of Funds.

(a) The Escrow Agent shall continue to hold the Escrow Funds delivered for deposit hereunder by an Investor until the earlier of: (1) receipt of a joint written notice from the Company and the Investors evidencing termination under Section 6.5(a) of the Purchase Agreement, (2) receipt of a written notice from the Company, a Selling Stockholder or such Investor evidencing termination under Section 6.5(b) of the Purchase Agreement (each of (1) and (2), a “Termination Election”) and (3) receipt of both (x) written notice from the Company that the conditions to closing under Section 5.1 of the Purchase Agreement have been satisfied or waived in accordance with the Purchase Agreement and (y) joint written notice from the Company and the Placement Agent to effect the Closing.

(b) If the Escrow Agent receives a Termination Election prior to its receipt of the notices contemplated under Section 3(a)(3), then the Escrow Agent shall return the Escrow Funds delivered by such Investor as directed by such Investor. If the Escrow Agent receives the notices contemplated under Section 3(a)(3) prior to a Termination Election, then the Escrow Agent shall disburse the Escrow Funds in accordance with Exhibit C to this Escrow Agreement.

4. Duty and Limitation on Liability of the Escrow Agent. The sole duty of the Escrow Agent shall be to receive the Escrow Funds and to hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of the Escrow Agreement or the Purchase Agreement. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in the Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with the Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under the Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Funds which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Escrow Agreement, or if the Escrow Agent has not been provided with instructions regarding the Escrowed Funds, it shall be entitled to hold the Escrow Funds pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, final judgment of a court or courts of competent jurisdiction, or otherwise.

In no event shall the Escrow Agent be liable, directly or indirectly, for any (a) damages or expenses arising out of the services provided hereunder, other than damages which result from the Escrow Agent’s gross negligence or willful misconduct or (b) special or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages.

The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed to be a fiduciary to the Company, the Placement Agent or any other person. The Escrow Agent shall not assume any responsibility for the failure of the Company to perform in accordance with this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be implied by nor inferred from the terms of any other agreement, including, without limitation, the Purchase Agreement.

Under no circumstances shall the Escrow Agent be expected or required to use, risk or advance its own funds in the performance of its duties or exercise of its rights hereunder.

The Investors (by agreeing to use this form of Closing Escrow Agreement), the Selling Stockholders and the Placement Agent acknowledge that they are aware that the Escrow Agent has represented the Company in connection with the Purchase Agreement and this Escrow Agreement and that Escrow Agent may continue to represent the Company in that connection and in connection with the transactions contemplated by those agreements, including, but not limited to, in connection with any disputes that may arise under either of those agreements. The Escrow Agent shall not be precluded from or restricted from representing the Company or any of its affiliates or otherwise acting as attorneys for the Company or any of its affiliates in any matter, including, but not limited to, any court proceeding or other matter related to the Purchase Agreement or the transactions contemplated by the Purchase Agreement, or this Escrow Agreement or the Escrow Funds, whether or not there is a dispute between the Investors, the Selling Stockholders, the Placement Agent and/or the Company with respect to any such matter.

5. Interpleader. The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Funds with the clerk of the court. In the event of any dispute regarding who is entitled to the Escrow Funds at any time, the Escrow Agent may determine not to release the Escrow Funds to any Investor, the Company or a Selling Stockholder (as the case may be) and may commence an interpleader action as aforesaid or may cause the Escrow Funds to be deposited with a court of competent jurisdiction whereupon it shall cease to have any further obligation hereunder. Upon any delivery or deposit of the Escrow Funds as provided in this Section 5, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

6. Investment of Proceeds.  The Escrow Funds shall be credited by Escrow Agent and recorded in a non-interest bearing escrow account. The Company agrees to indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the gross negligence or willful misconduct of the Escrow Agent.

The Company acknowledges that Escrow Agent is not providing investment supervision, recommendations or advice.

7. Notices. All notices, requests, demands and other communications under the Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:	Intra-Asia Entertainment Corporation
No. 113 Zhichunlu, Haidian District
Beijing, China 100086
Facsimile: 86-10-62637657
Attn.: Chairman

If to Escrow Agent:	Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, NW
Washington, DC 20001
Facsimile: 202-508-4321
Attn.: Louis A. Bevilacqua, Esq.

If to the Placement Agent:	Antaeus Capital, Inc.
9952 S. Santa Monica Blvd.
Suite 210
Beverly Hills, CA 90212
Facsimile: (310) 943-2371
Attn.: Cesar Moya

If to a Selling: Stockholder	To the address set forth on its signature page hereto.

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

8. Indemnification of Escrow Agent. The Company hereby indemnifies and holds harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys fees and court costs, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to the Escrow Agreement or any transaction to which the Escrow Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent. For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Escrow Agreement as to which the Escrow Agent performs legal services, if and to the extent that the Escrow Agent itself is a law firm, its standard hourly rates and charges then in effect. All of the Escrow Agent's rights of indemnification provided for in this Escrow Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow Funds in accordance with this Escrow Agreement, the termination of this Escrow Agreement, and any other event that occurs after this date.

9. Successors and Assigns. Except as otherwise provided in the Escrow Agreement, no party hereto shall assign the Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and each Investor and any such attempted assignment without such prior written consent shall be void and of no force and effect. The Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

10. Governing Law; Jurisdiction. The Escrow Agreement shall be construed, performed and enforced in accordance with, and governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

11. Severability. In the event that any part of the Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of the Escrow Agreement shall remain in full force and effect.

12. Amendments; Waivers. The Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each of the parties hereto and the Investors then owning a majority of the Securities then held by Investors. Any waiver by any party of any condition or of the breach of any provision, term, covenant, representation or warranty contained in the Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of the Escrow Agreement.

13. Entire Agreement. The Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

14. Section Headings. The section headings in the Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Escrow Agreement.

15. Counterparts. The Escrow Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

16. Resignation. Escrow Agent may resign upon 15 days advance written notice to the Company. If a successor escrow agent is not appointed within the 15-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Escrow Funds with such court, whereupon Escrow Agent’s duties hereunder shall terminate.

17. Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity, except for the Investors.

IN WITNESS WHEREOF, the parties hereto have caused the Escrow Agreement to be executed the day and year first set forth above.

INTRA-ASIA ENTERTAINMENT CORPORATION

By:  /s/

Name:
Title:

ANTAEUS CAPITAL, INC.

By:  /s/

Name:
Title:

THELEN REID BROWN RAYSMAN & STEINER LLP

By:  /s/

Name:
Title:

SELLING STOCKHOLDERS:

WEICHENG INTERNATIONAL INC.

By:  /s/

Name:
Title:

Address: ___________________________________
_____________________________________
Fax:_______________________________________

FOSTER GROWTH LTD.

By:  /s/

Name:
Title:

Address: ___________________________________
_____________________________________
Fax:_______________________________________